Exhibit 23.1
Consent of Independent Registered Public Accounting Firm
The Partners of Martin Midstream Partners L.P.:
We consent to the incorporation by reference in the registration statement on Form S-8 dated January 23, 2007 and the related Prospectus dated January 22, 2007, of Martin Midstream Partners L.P. of our report dated January 22, 2007, with respect to the consolidated balance sheet of Martin Midstream GP LLC as of December 31, 2005, which report appears in this Form 8-K of Martin Midstream Partners L.P.
KPMG LLP
/s/ KPMG LLP
Shreveport, Louisiana
January 22, 2007